UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2011

Plumas Bancorp
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-49883	75-2987096
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

35 S. Lindan Avenue, Quincy, California		95971
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(530)283-7305

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

The administrator of the Plumas Bank 401 (k) Profit Sharing Plan(the "Plan") has determined to implement certain restrictions on the shares of common stock of Plumas Bancorp held in the Plan. These restrictions are being imposed in connection with the impending change in service provider under the Plan. With respect to the foregoing, the administrator of the Plan sent a notice to the Plan participants informing them that all transactions in the Plan, including with respect to Plumas Bancorp common stock, would be subject to a blackout period which was expected to begin on December 23, 2011 and end the week beginning Sunday January 8, 2012. During the blackout period, participants in the plan will be unable to direct or diversify investments in their accounts.

In connection with the foregoing, Plumas Bancorp sent a notice to its directors and executive officers in accordance with Section 3.06 of the Sarbanes-Oxley Act of 2002 and Rule 104 of the Securities and Exchange Commission Regulation BTR (Blackout Trading Restriction).

Questions regarding the Blackout Trading Restriciton should be directed to Angie Pehrson, Human Resources Officer at 530-283-7305 x6104, 35 South Lindan Avenue, Quincy, CA 95971.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plumas Bancorp

December 13, 2011	By:	Richard Belstock

Name: Richard Belstock
Title: Chief Financial Officer